                                                                   Exhibit 23.05

                                  CONFIDENTIAL


                                         ATTORNEYS AT LAW         Broomfield, CO
                                                                  720-566-1000

                                                                  Kirkland, WA
                                         One Maritime Plaza       425 893-7700
                                         20th Floor
                                         San Francisco, CA        Menlo Park, CA
                                         94111-3580               650 843-5100
                                         Main  415 693-2000
                                         Fax   415 951-3699       Palo Alto, CA
                                                                  650 843-5000

                                                                  Reston, VA
March 28, 2002                                                    703 456-8000

VIA FACSIMILE                            www.cooley.com           San Diego, CA
                                                                  858 550-6000

Adrienne Watts                           CONFIDENTIAL
Vice President of Marketing and
Member Service/Education Excellence      JULIE TUAN
  Foundation Director                    415 693-2125
National School Supply and               jtuan@cooley.com
  Equipment Association
8300 Colesville Road, Suite 250
Silver Spring, MD 20910

RE:  NSSEA 2001 RETAIL MARKET AWARENESS STUDY
     DATA

Dear Ms. Watts:

     We are working with LeapFrog Enterprises, Inc. in connection with a possible public offering of its securities. In connection with the possible public offering, it is necessary for us to describe the supplemental educational publishing industry and LeapFrog's position in the industry in the registration statement to be filed with the Securities Exchange Commission
(SEC). We would like to mention your name, "National School Supply and Equipment Association," and include certain data from your 2001 Retail Market Awareness Study. We would very much appreciate it if you would countersign this letter to indicate your consent to the use of your name and of the data contained in your report, and fax a copy back to my attention at 415-951-3699 as soon as possible.

     If you have any comments or questions, please contact me at 415-693-2125 AS SOON AS POSSIBLE, and we will do our best to accommodate your concerns.

Thank you for your prompt attention.

Sincerely,

/s/ Julie Tuan
-------------------------------------------------
Julie Tuan


Accepted and Agreed:

NATIONAL SCHOOL SUPPLY AND EQUIPMENT ASSOCIATION

By: NSSEA
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Name: Adrienne Watts /s/ Adrienne Watts 3/29/02
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Title: Vice President, Marketing
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